Exhibit 5.1

SIDLEY AUSTIN LLP 1001 BRICKELL BAY DRIVE SUITE 900 MIAMI, FL 33131 +1 305 391 5100 +1 305 391 5101 FAX AMERICA ASIA PACIFIC EUROPE

October 10, 2023
OppFi Inc.
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601

    Re:     Post-Effective Amendment No. 3 to Form S-1 on Form S-3 Registration Statement

Ladies and Gentlemen:
We refer to the post-effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-258698) (as so amended, the “Registration Statement”), being filed by OppFi Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on October 10, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of (a) the resale of up to 93,554,937 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company by the selling securityholders named in the Registration Statement (the “Selling Securityholders”), consisting of (i) 93,180,736 shares of Class A Common Stock (the “Member Shares”) issuable to the members (the “Members”) of Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), upon the exchange of Class A units of OppFi (“OppFi Units”) and (ii) 374,201 outstanding shares of Class A Common Stock held by the Selling Securityholders (the “Selling Securityholder Shares”), (b) the issuance of up to 15,302,259 shares of Class A Common Stock that are initially issuable upon the exercise of (i) 3,414,759 warrants originally issued in private placements in connection with the initial public offering (the “IPO”) of the Company (formerly known as FG New America Acquisition Corp.) (the “Private Placement Warrants” and such shares of Common Stock initially issuable upon the exercise of the Private Placement Warrants, the “Private Placement Warrant Shares”) and (ii) 11,887,500 warrants originally issued in the IPO (the “IPO Warrants” and, together with the Private Placement Warrants, the “Warrants” and such shares of Common Stock initially issuable upon the exercise of the IPO Warrants, together with the Private Placement Warrant Shares, the “Warrant Shares”), (c) the resale of up to 53,491 Private Placement Warrants, and (d) the resale of the Private Placement Warrant Shares by holders of such Private Placement Warrant Shares. The Warrants were issued pursuant to that certain Warrant Agreement, dated as of September 29, 2020 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Company’s second amended and restated certificate of incorporation (the “Charter”), the amended and restated bylaws (the “Bylaws”) of the Company, the third amended and restated limited liability company agreement of Opportunity Financial, LLC, dated July 20, 2021, by and among OppFi, the Company and the Members (the “OppFi A&R LLCA”), the Warrant Agreement and resolutions adopted by the
Sidley Austin (FL) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

OppFi Inc.
October 10, 2023

board of directors of the Company relating to the Registration Statement, the Warrant Agreement and the issuance of the Warrants, the Warrant Shares, the Member Shares and the Selling Securityholder Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:
1.The Selling Securityholder Shares are validly issued, fully paid and non-assessable.
2.The Member Shares, when issued and delivered in exchange for the OppFi Units as set forth in the OppFi A&R LLCA, will be validly issued, fully paid and non-assessable.
3.The Warrants constitute valid and binding obligations of the Company.
4.The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; and (ii) certificates representing such Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the exercise price or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price therefor, all in accordance with the Warrants and the Warrant Agreement.
With respect to each instrument or agreement referred to in, or otherwise relevant to, the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

OppFi Inc.
October 10, 2023

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.
Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Warrant Shares: (i) the Warrant Shares will be issued and sold as contemplated in the Registration Statement and the prospectus relating thereto; and (ii) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.
In rendering the opinions set forth in paragraphs (2) and (4) above, we have assumed that at the time of the exchange of OppFi Units and the conversion of the Warrant Shares, as applicable, there will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Charter, as then in effect.
This opinion letter is limited to the General Corporation Law of the State of Delaware and, as to the Warrants constituting legally binding obligations of the Company, solely to the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/Sidley Austin LLP